UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 17, 2009
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously announced, Hospira, Inc. (the “Company”) is hosting an investor day on September 17, 2009 in Chicago.  The sessions will provide information about, among other things, the Company’s financial progress and strategy.  Management will be updating the Company’s fiscal 2009 guidance at the meeting, including its earnings-per-share guidance.  Copies of the presentation slides from the Company’s Chief Financial Officer, which include the updated projections, are included as Exhibit 99.1.

A webcast of the meeting will begin at 8 a.m. Central time and may be accessed, along with the slide presentations, on the Investor Relations section of Hospira’s Web site at www.hospirainvestor.com.  The presentations are expected to conclude at approximately 3 p.m.  Listeners should log on approximately 10 minutes before the start time to ensure proper computer setup for accessing the webcast.  An audio replay of the call will be available on the Company’s Web site approximately 24 hours after the conclusion of the event for 30 days following the event.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Exhibit

	99.1	Investor Day Presentation Slides for the Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: September 17, 2009	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary